                                                                    EXHIBIT 10.2


                              Settlement Agreement



         This Settlement Agreement is entered into by and between the Centers for Medicare and Medicaid Services, United States Department of Health and Human Services ("CMS") and Beverly Enterprises, Inc. ("Beverly"), through their authorized representatives (collectively referred to as the "Parties"), to resolve the Medicare reimbursement issues set forth below.

         Beverly is a corporation that operates, through subsidiaries, nursing facilities that are providers under the Medicare program. CMS is the agency of the federal government that administers the Medicare program. CMS, through its fiscal intermediary, is auditing certain Medicare costs reported by Beverly for certain years. In order to avoid the delay, inconvenience, uncertainty, and expense of concluding those audits and of subsequent protracted litigation of the results thereof, the Parties have reached a full and final settlement as set forth below. By entering into this settlement, Beverly does not admit to any liability or otherwise concede the accuracy of any reimbursement position taken by CMS or its fiscal intermediary.


     In consideration of the mutual promises, covenants, and obligations set forth below, and for good and valuable consideration as stated herein, the Parties hereby agree as follows:

1. Beverly agrees to pay to CMS the sum of Thirty-five Million Dollars ($35,000,000) within thirty days of execution of this Settlement Agreement.

2. CMS and Beverly agree that payment of the amount set forth in Paragraph One (1) above is in full and final satisfaction of any and all outstanding CMS administrative claims that were specifically excluded from the prior settlement agreement between the United States of America and Beverly entered into on or about February 3, 2000 (the "DOJ Agreement") involving "Covered Conduct", as that term is defined in the DOJ Agreement, including, without limitation, all of the facility specific rate recalculations and routine cost limit exception request revisions described in paragraphs nine through eleven (9-11) of the DOJ Agreement.

3. CMS and Beverly agree that payment of the amount set forth in Paragraph One (1) above is in full and final satisfaction of any and all outstanding claims involving cost reporting issues for all of Beverly's cost reporting periods ending on or before December 31, 2000, including, without limitation, all of the administrative claims described in paragraph eight (8) of the DOJ Agreement and any and all outstanding claims involving Medicare reimbursement for bad debt to Beverly for Beverly's fiscal years 1999 and 2000.

4. (a) CMS and Beverly agree that Beverly's Medicare claims for reimbursement of bad debt for fiscal year 2001 and afterwards shall be made based upon the policies, procedures, and documentation agreed upon by Beverly and CMS in the protocol attached to this Agreement as Exhibit A, the terms of which are hereby incorporated by reference into this Agreement. The Parties acknowledge that all or part of the bad debt protocol attached as Exhibit A may be modified or superceded by statutory, regulatory or policy changes regarding bad debt reimbursement, but that in any event, Beverly will be treated no differently than any Medicare provider of skilled nursing facility services with respect to reimbursement for bad debt.

         (b) CMS and Beverly further agree that Beverly has provided CMS with a written description of how Beverly calculates bad debt reimbursement and reports 75% of that amount for purposes of interim payments so that CMS can verify that this process is consistent with the protocol attached as Exhibit A. CMS agrees to complete that verification as soon as reasonably practicable, but within no more than 180 days after execution of this Agreement. Upon verification that Beverly's process is consistent with Exhibit A, CMS will instruct the fiscal intermediary to include in Beverly's next interim payment reimbursement for bad debt as reported on Beverly's Periodic Interim Payment submissions from January 1, 2001 through the date of verification, and to include payments to Beverly for bad debt claims in subsequent interim payments made to Beverly.

         (c) CMS and Beverly further agree that Beverly's Medicare bad debt claims for fiscal year 2001 and subsequent years shall be audited and final settlement made through review of a sample of bad debt documentation.

5. CMS will instruct its fiscal intermediary to issue Beverly's Home Office Cost Statements for fiscal years 1996 and 1997, which had been completed as of February 28, 2002, to the state Medicaid programs set forth on Exhibit B to this Agreement.

6. CMS will direct its fiscal intermediary to inform state Medicaid programs in writing that Beverly's Medicare cost reports as filed (and Home Office Cost Statements as filed other than those referred to in paragraph 5 above that were completed as of February 28, 2002) for fiscal years 1996 through 2000 represent final, settled cost statements, and that no further adjustments will be made by Medicare through audit for those fiscal years.

7. At a time and place to be mutually agreed upon, CMS shall facilitate a meeting between representatives of CMS, Beverly, and CMS' fiscal intermediary in order to discuss record keeping, cost reporting, cost allowance, audit, and other issues.

8. This Agreement and the Exhibits hereto constitute the entire agreement between the Parties, and this Agreement may not be amended except in a writing signed by both Parties.

9. The undersigned represent and warrant that they are authorized to execute this Agreement and, for those signing on behalf of CMS, that they do so in their official capacities.

10. This Agreement may be executed in counterparts, each of which constitutes an original and all of which constitute one and the same agreement.

11. This Agreement is effective on the date of the signature of the last signatory to this Agreement, and is binding on the successors, transferees, agents and assigns of the parties.

Centers for Medicare and Medicaid Services

Date:
     ---------------------

By:
   -----------------------
[name and title]


Beverly Enterprises, Inc

Date:
     ---------------------

By:
   -----------------------
[name and title]

EXHIBIT A

BAD DEBT REPORTING, DOCUMENTATION, AND AUDITING PROTOCOL


BEVERLY ENTERPRISES WILL PROVIDE THE CENTERS FOR MEDICARE AND MEDICAID SERVICES ("CMS"), AND/OR ITS DESIGNATED AGENTS, THE FOLLOWING INFORMATION RELATED TO BAD DEBTS CLAIMED ON ANY BEVERLY ENTERPRISES COST REPORTS TO BE FILED FOR PERIODS BEGINNING WITH THE YEAR 2001 WITH CMS FOR PAYMENT UNDER THE MEDICARE PROGRAM:


REPORTING AND DOCUMENTATION

o Medicare bad debt listings (inpatient, outpatient and ESRD) that support the amounts claimed in the cost report. The listings should contain the following information that is necessary to determine the allowability of the bad debts:

1.       Beneficiary's name and account number (health insurance number);

2.       Date of covered service;

3. Date the first bill was sent to patient, or the party responsible for the patient's personal financial obligations, if billing is required under the procedures for Medicare patients entitled to Medicaid;

4.       Date of write-off of bad debt;

5.       Amount written off as bad debt; and

6.       Deductible and coinsurance amounts charged to beneficiary.

o        Bad debt collection policy that describes, for all classes of patients:
         (1) when the first bill is to be sent to the patient or responsible party, if applicable, (2) the time intervals when the follow-up letters are to be sent and/or telephone calls are to be made if the provider uses an internal collection process, (3) the dollar thresholds for accounts that are to be sent to the outside collection agency, and (4) the point at which the account is written off.

If the patient files are stored electronically, the collection policy should contain codes that are used on the electronic print screens to identify the type of action (e.g., first bill, first follow-up notice, referral to collection agency) taken on the account.

o If the patient accounts are referred to an outside collection agency(s), a copy of the contract with the collection agency(s) is needed to determine whether both Medicare and non-Medicare uncollectible accounts are handled in a similar manner.

o Medicare, and if necessary non-Medicare, patient files containing the documentation of the collection effort.

If the patient files are stored electronically, capability to access the print screen that details the charges to the patient, the billing date, to whom the bill was sent, and the number/code and the date of the follow-up letters or phone calls, and/or referral to collection agency (if any). Also, on request by auditor, capability to print a sample of the actual letters to the patient.

o If a collection agency(s) is used at any time during the collection process, a copy of the collection agency report(s) that shows for each patient account: the name of the patient, date account placed with the agency(s), and balance at the end of the provider's fiscal year.

o If no collection effort was exerted on some or all of the bad debts claimed, documented evidence that the patient(s) was indigent.

o For Medicaid patients, when there is satisfactory documentation that the state payment formula would result in zero payment, then the write-off may occur before 120 days have passed.

FOR MEDICARE PATIENTS WHO ARE ENTITLED TO MEDICAID:

In general, the following information must be provided:

o Evidence that the patient is eligible for Medicaid (Title XIX) at the time services were rendered.

o Copies of the bills for Medicare deductible and/or coinsurance amounts that were sent to the state Medicaid Agency.

o Copies of the remittance advice from the state Medicaid Agency showing that the provider's claims for the Medicare deductible and coinsurance amounts were denied.

The procedures that shall be followed for documenting bad debt amounts claimed for indigent residents will be those outlined in section L of the HCFA form 339 instructions, as follows:


Evidence of the bad debt arising from Medicare/Medicaid crossovers may include a copy of the Medicaid remittance showing the crossover claim and resulting Medicaid payment or non-payment. However, it may not be necessary for a provider to actually bill the Medicaid program to establish a Medicare crossover bad debt where the provider can establish that Medicaid would have no responsibility for payment under the state plan. In lieu of billing the Medicaid program, the provider must furnish documentation of:

o        Medicaid eligibility at the time services were rendered, and

o Non-payment that would have occurred if the crossover claim had actually been filed with Medicaid. Non-payment must be evidenced by a reference to the pertinent sections of a Medicaid state plan or precedent records of denial of previous claim submissions for the same service and same category of payment.

The payment calculation will be audited based on the State's Medicaid plan in effect on the date that services were furnished. Providers should be aware of any changes in the Medicaid payment formula that might impact the crossover calculation, and ensure that these changes are reflected in the claimed Medicare bad debt.

FOR INDIGENT MEDICARE PATIENTS WHO ARE NOT ENTITLED TO MEDICAID:

The following information must be provided:

o Medicare patients' files containing documentation that the provider used customary methods based on the guidelines in the PRM-1, section 312 to determine patient indigence. A patient's signed declaration of inability to pay medical bills cannot be considered as proof of indigence.

o Backup information showing that the provider considered the patient's totals resources (e.g., analysis of assets that are convertible to cash and unnecessary for the patient's daily living, liabilities, income and expenses) in making the determination of indigence.

o Evidence that the provider determined that no source other than the patient (e.g., Title XIX, local welfare agency, guardian) would be legally responsible for the patients medical bill.

AUDITING

o Audits of claims for reimbursement of bad debts will be performed in accordance with the "Hospital and Skilled Nursing Facility Audit Program (revised and issued November, 1999)," Government Auditing Standards (GAS) or Generally Accepted Auditing Standards (GAAS). Any changes in CMS audit protocols will be incorporated into this agreement.

The provider must comply with any changes that are made to governing CMS statutes, regulations or manual instructions regarding bad debt policy subsequent to the effective date of a settlement agreement entered into between CMS and Beverly Enterprises. All or part of this protocol may be superceded by any such CMS statutory, regulatory or policy changes regarding bad debt policy.

Beverly Enterprises
Summary of all Home Office
Cost Report Addresses

  STATE                   FILING ADDRESS
  -----                   --------------
   AL     Mr. Jesse Loving
          Director or Provider Audit and Reimb. Div
          501 Dexter Ave.
          P.O. Box 5624
          Montgomery, AL 36103-5621

   AR     Lori Bowen
          Chief Program Administrator
          Department of Human Services
          Division of Medical Services
          Office of Long Term Care
          P.O. Box 8059-Slot 402
          Little Rock, AR 72203-8059

   AZ     Jane Wright, CPA, CIA
          Arizona Dept. of Hlth Srvcs.
          Office of Cost Reporting and Review
          100 W. Clarendon, Suite 500
          Phoenix, AZ 85013

   CA     Mr. Gary Wong
          Dept. of Health Services
          Auditor Review Analysis
          591 North 7th Street
          P.O. Box 943732
          Sacramento, CA 94234-7320

   DC     Mr. Herbert Weldon, Commissioner
          Commission of Health Services
          Dept of Human Services
          825 North Capital St, NE
          Washington, DC 20020

   GA     Mr. Alan Sacks
          Georgia Nurs. Hme Reimb Div
          2 Peachtree Street, N.W.
          Suite 3829
          Atlanta, GA 30303-3159
          404-651-7882 Phone

   HI     Mr. Gary S. Mizuno
          Manager
          Audit and Reimbursement
          Hawaii Medical Srvc. Assoc.
          818 Keeaumoku Street
          Honolulu, HI 96808

   IL     Margel S. Pellicord
          Illinois Department of Public Aid
          201 S. Grand Ave. East - 2nd Floor
          Springfield, IL 62763

   ID     Mr. Kevin Londeen
          500 Baybrook Court
          Suite 300
          Boise, ID 83706

   IN     Kennan Buoy
          Myers and Stauffer
          8555 North River Road, Suite 360
          Indianapolis, IN 46240
          (Rate Setting Contracters for the State)

Beverly Enterprises
Summary of all Home Office
Cost Report Addresses

  STATE                   FILING ADDRESS
  -----                   --------------
   KS     Kansas Department on Aging
          New England Building
          503 S. Kansas Avenue
          Topeka, KS 66603-3404
          Attn: Director, Nurs Fac Rate Setting

   KY     Myers and Stauffer, LC
          Certified Public Accountants
          Attn:  Ada M. Gebhardt
          60 Devils Hollow Connector, Suite 200
          Frankfort, KY 40601


   LA     John C. Marchand
          State of Louisana
          Dept of Hlth and Hosp
          1201 Capitol Access Road
          Baton Rouge, LA 70821-9030


   MA     Ms Sheri Cooney
          Health Data Policy Group
          Division of Health Care Finance & Policy
          Two Boyleston Street
          Boston, MA 02116

   MD     H. Terry Hancock
          Clifton, Gunderson and Company
          Suite 500
          9515 Deereco Road
          Timonium, MD 21093

   MI     Mr. Dennis Madalinski
          Budget and Fin Admin
          Bureau of Audit and Rev. Enhanc.
          400 South Pine
          P.O. Box 30479
          Lansing, MI 48909-7979

   MN     Lori Mo
          Human Services Building
          Audit Division
          444 Lafayette Road
          St. Paul, MN 55155-3836

   MO     Marvin Bernskoetter
          Department of Social Services
          Division of Medical Services
          308 East High Street
          Jefferson City, MO 65102-6500

Beverly Enterprises
Summary of all Home Office
Cost Report Addresses

  STATE                   FILING ADDRESS
  -----                   --------------
   MS     Ms. Tabitha Clifton
          Medicaid Fin. Prog. Coord.
          The Division of Medicaid
          Office of The Governor
          Suite 801, Robert E. Lee  Building
          239 North Lamar Street
          Jackson, MS 39201-1311

   NC     Chris Brady, Audit Manager
          Desk Audit Section
          Division of Medical Assistance
          2507 Mail Service Center
          Raleigh, NC 27699-2507

   NE     Dale Schallenburger
          State of Nebraska
          Department of Social Services
          301 Centennial Mall South
          Lincoln, NE 68509

   NJ     Felix A. Alamzor, Director
          Hlth Fac Rate Setting - Rm 600 CN 360
          Trenton, NJ 08625-0360

   OH     Mr. Mike Flora
          Ohio Department of Human Services
          Audits and Reimbursement Section
          30 East Broad Street, 33rd Floor
          Columbus, OH 43266-0423

   PA     Joyce B. Haskins, Director
          Department of Public Welfare
          Office of Medical Assistance
          Division of Long Term Care
          P.O. Box 2675
          Harrisburg, PA 17105

   SC     Melissa C. Davis, Director
          St Hlth and Hmn Svcs. Fin. Co.
          Div of Long Term Care Reimb
          1813 Main Street, Suite 1300
          Jefferson Executive Center
          Columbia, SC 29201

   SD     Damian Prunty
          Program Administrator
          Department of Social Services
          Off of Provider Reimb Auditing
          700 Governors Drive
          Pierre, SD 57501-2291

   TN     Donna Crutcher
          Department of State Auditing
          Suite 1500
          James K. Polk State Office Building
          Nashville, TN 37243-0264

Beverly Enterprises
Summary of all Home Office
Cost Report Addresses

  STATE                   FILING ADDRESS
  -----                   --------------
   TX     Marian Dillard
          Data Development Specialist
          Texas Dept. of Human Services
          Rate Analysis Department
          701 West 51st Street
          Mail Code W-425
          Austin, TX 78751

   VA     Clifton Gunderson, P.L.L.C.
          4144-B INNSLAKE DRIVE
          Glen Allen, VA 23060-3387

   WA     Joe Perrino
          Dept of Social Health Services
          Office of Rates Management
          Aging and Adult Srvcs. Admin
          640 Woodland Square Loop SE
          Lacey, WA 98503

   WI     Randall M. Engstrom, Senior Auditor
          Bureau of Health Care Financing
          Nursing Home Section
          P.O. Box 309
          Madison, WI 53701-0309

   WV     Richard P. Brennan, Jr., Director
          Office of Audit, Research and Analysis
          3701 MacCorkle Avenue, SE
          Charleston, WV 25304